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                                                                   EXHIBIT 10.1b

                       FIRST AMENDMENT TO CREDIT AGREEMENT


This Amendment is made effective as of the 31st day of August, 2000, by and between HEI, Inc., a Minnesota corporation (the "Borrower"), and LaSalle Business Credit, Inc., a Delaware corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of July 31, 2000 (the "Loan Agreement").

The Borrower may request certain advances from the Lender from time to time pursuant to the Loan Agreement, and the Lender has agreed to make capital expenditure loans, and to make available letters of credit, to or for the benefit of the Borrower pursuant to the terms of the Loan Agreement.

The revolving loan advances under the Loan Agreement are evidenced by the Borrower's revolving note dated July 31, 2000, in the maximum principal amount of $5,000,000 and payable to the order of the Lender (the "Revolving Note"). The capital expenditure loan made under the Loan Agreement to date is evidenced by the Borrower's capital expenditure note dated July 31, 2000, in the original principal amount of $1,665,000 (the "Capex Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Loan Agreement and all Other Agreements as defined therein (collectively, the "Security Documents").

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The Loan Agreement is hereby amended as follows:

     (a) Section 1 of the Loan Agreement is hereby amended by adding to said Section the following definitions:

          "EXHIBIT D" shall mean the exhibit entitled Exhibit D - Form of Term Note, which is attached hereto and made a part hereof.

          "REMARKETING AGREEMENT" shall mean that certain Remarketing Agreement dated as of November __, 2000 by and between the Borrower and LaSalle Capital Markets, a division of ABN AMRO Financial Services, Inc., as remarketing agent.


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          "TERM LOANS" shall have the meaning specified in paragraph 3.A.
     hereof.

          "TERM NOTE" shall mean, collectively or individually, as the context requires, the term notes in the maximum aggregate original principal amount of $3,200,000, which may be executed by Borrower to the order of LaSalle from time to time in accordance with paragraph 3.A. hereof, in the form attached hereto as Exhibit D.

     (b) Section 1of the Loan Agreement is hereby further amended by deleting the definitions of "Kind", "Loan" or "Loans", "Note" and "Prime Rate Loan" from said Section and replacing the same with the following:

          "KIND" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan, a Capex Loan or a Term Loan.

          "LOAN" or "LOANS" shall mean any and all Revolving Loans, Capex Loans and Term Loans made by LaSalle to Borrower pursuant to paragraphs 2, 3 and 3.A. hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder.

          "NOTE" shall mean the Revolving Note, the Capex Note or the Term Note.

          "PRIME RATE LOAN" shall mean a Revolving Loan, a Term Loan or the portion of the Capex Loan that bears interest based on the Prime Rate.

     (c) The Loan Agreement is hereby amended by adding thereto a new Section 3.A., reading as follows:

          "3.A. TERM LOANS

     LaSalle shall make non-revolving loans and advances (collectively, the "Term Loan") to Borrower as may from time to time be requested or deemed to be requested, in an aggregate amount of up to but not exceeding Three Million Two Hundred Thousand and 00/100 ($3,200,000.00), in accordance with the terms of this paragraph 3.A. Term Loan advances shall be made hereunder only if and to the extent that (i) Bonds have been tendered pursuant to the Mandatory Tender or an Optional Tender, (ii) all or a portion of such tendered Bonds have not been remarketed pursuant to the Remarketing Agreement, and (iii) funds are drawn on the Victoria Letter of Credit as a result of the failure to remarket the Bonds (collectively, the "Term Loan Conditions"). Borrower shall execute and deliver to LaSalle a Term Note at the time each Term Loan is advanced to or for the benefit of Borrower hereunder. Principal payable on account of each Term Loan shall be payable in successive monthly installments (i) payable on the first day of each month, the first of which installments shall be due and payable on the


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     first day of the month immediately following the date of each Term Note and
     (ii) based on an amortization schedule consisting of thirty-six (36) equal and level payments under each Term Note; provided, however, that the entire unpaid principal balance of each Term Loan shall be due and payable in full upon the earlier of (A) expiration of the Original Term of this Agreement, or (B) the date which is thirteen (13) months after the date of each corresponding Term Note; and, provided further, that the amount of each monthly installment of principal payable in respect of the Term Loan shall in no event be greater than $58,333.33. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such Original or Renewal Term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement."

     (d) Section 5(a) of the Loan Agreement is hereby amended by (i) adding a new fourth sentence to said Section, reading as follows: "Except as otherwise provided in paragraph 6 (c), interest shall accrue on the unpaid principal balance of the Term Loan made to the Borrower at a fluctuating rate per annum equal to four percent (4.0%) above the Prime Rate."; and
     (ii) adding the following language to the end of said Section: "and (3) with respect to Term Loans, the rate of interest then in effect under paragraph 5, plus two percent (2.0%)".

     (e) Section 6 (a) of the Loan Agreement is hereby amended by (i) adding the phrase "and for a Term Loan" to the first line thereof following the phrase "for a Capex Loan", and (ii) adding the following language to the end of the first sentence thereof: "; and (iii) the occurrence of the Term Loan Conditions shall be deemed irrevocably to be a request for a Term Loan on the date of such occurrence in the amount of the draw under the Victoria Letter of Credit made in connection with such occurrence."

     (f) Section 6 (b) of the Loan Agreement is hereby amended by (i) adding the phrase "and each Term Loan" to the second line thereof following the phrase "and each Capex Loan", and (ii) adding the language "and each Term Loan requested under paragraph 6(a)(iii)" following the phrase "under paragraph 6(a)(ii)".

     (g) Section 15 of the Loan Agreement is hereby amended by deleting the term "Term Loan" as set forth in the first line of subsection (a) thereof and in the second line of subsection (a)(iv) thereof and replacing the same with the term "Capex Loan".

     (h) The Loan Agreement is hereby amended by attaching thereto as Exhibit D the form of Term Note attached hereto as Exhibit D.



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3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance thereunder.

4. This Amendment shall be effective as of August 31, 2000, upon receipt by the Lender of (i) an executed original hereof, together with the acknowledgement and agreement of guarantor set forth at the end of this Amendment, executed by the Corporate Guarantor, and (ii) a fully-earned, non-refundable accommodation fee in the amount of $10,000.

5. The Borrower hereby represents and warrants to the Lender as follows:

     (a) The Borrower has requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the representations and warranties contained in Article V of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or



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federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender, in an amount up to $2,000, for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 4 hereof.

10. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                       HEI, INC.


                                       By: _____________________________________

                                           Its: ________________________________


                                       LASALLE BUSINESS CREDIT, INC.


                                       By: _____________________________________

                                           Its: ________________________________




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                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, a guarantor of the indebtedness of HEI, Inc. (the "Borrower") to LaSalle Business Credit, Inc. (the "Lender") pursuant to a Continuing Unconditional Guaranty dated as of July 31, 2000 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, with such notice to or consent of the undersigned as may be expressly required pursuant to the terms of the Guaranty for all of the Borrower's present and future indebtedness to the Lender.


                                       CROSS TECHNOLOGY, INC.


                                       By:______________________________________

                                          Its: _________________________________




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